UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2019

Oshkosh Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2566, Oshkosh, Wisconsin	54903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 235-9151

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	OSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2019, the Board of Directors of Oshkosh Corporation (the “Company”) increased the size of the Board from 10 to 11 members and elected Tyrone Michael Jordan as a director, effective immediately. The initial term as a director for Mr. Jordan will expire at the Company’s 2020 annual meeting of shareholders. The Board has determined that Mr. Jordan is independent under the listing standards of the New York Stock Exchange and the Company’s criteria for determining director independence. As of the time of the election of Mr. Jordan, the Board includes 10 independent directors. At the time of his election, the Board appointed Mr. Jordan to the Board’s Audit Committee, which is the only committee of the Board to which he has been appointed to date.

Mr. Jordan is the former president and chief operating officer of DURA Automotive Systems of Auburn Hills, Michigan. In this role, he was responsible for all strategic growth and operational initiatives across the global enterprise which included operations in countries spanning Asia, Europe, North America and South America. DURA is a leading tier one supplier of Electric/Hybrid systems, ADAS systems, mechatronics, lightweight structural systems and luxury trim systems for all premier automotive brands. Mr. Jordan joined DURA in 2015, following an accomplished operations and general management global career of more than 30 years with General Motors (GM) and United Technologies Corporation (UTC). He served in a variety of roles of increasing responsibility including Executive Vice President of Global Operations and Global Senior Vice President of Manufacturing Operations, Purchasing, Technology, Strategy, Business Development, Mergers & Acquisitions and Engineering. Mr. Jordan currently serves on the Board of Directors of TPI Composites, Inc.

On November 19, 2019, in connection with his election to the Board, the Company awarded to Mr. Jordan 400 shares of the Company’s common stock, which represents a prorated amount of the value of the Company’s latest annual stock award to non-employee directors. The stock award was made under the Oshkosh Corporation 2017 Incentive Stock and Awards Plan. In addition, Mr. Jordan became entitled to receive the annual retainer paid to non-employee directors of the Company.

Also on November 19, 2019, Leslie F. Kenne, a current member of the Board, notified the Company of her intention to retire from the Board effective as of the close of the Company’s 2020 annual meeting of shareholders in accordance with the Company’s Corporate Governance Guidelines relative to director retirement age.

After being advised of the intention of Ms. Kenne to retire from the Board, the Board acted to approve a reduction in the size of the Board from eleven directors to ten directors effective as of the date of the Company’s 2020 annual meeting of shareholders. As a result of the Board’s action, the retirement of Ms. Kenne will not result in any vacancy on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: November 21, 2019	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Executive Vice President, General Counsel and Secretary

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